Exhibit 99.5

Tennant Company and Subsidiaries
Unaudited Pro Forma Combined Condensed Financial Information

On April 6, 2017, we completed the acquisition of IP Cleaning, S.p.A. ("IPC"), and its subsidiaries (the "Acquisition"), for an enterprise value of €330,000. We acquired IPC through a Share Purchase Agreement with Ambienta SGR S.p.A, or Ambienta. IPC will operate as our indirect wholly owned subsidiary. In connection with the Acquisition, we entered into the Senior Secured Credit Facilities in order to finance the Acquisition, refinance our existing capital structure and other general corporate and working capital purposes.
The unaudited pro forma combined condensed financial information has been prepared to illustrate the effect of the Acquisition, including the related financing. The Unaudited Pro Forma Combined Condensed Balance Sheet combines the historical balance sheets of Tennant and IPC, giving effect to the Acquisition as if it had occurred on December 31, 2016. The Unaudited Pro Forma Combined Condensed Income Statement combines the historical income statements of Tennant and IPC, giving effect to the Acquisition as if it had occurred on January 1, 2016. The historical financial information has been adjusted to give effect to matters that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the operating results of the combined company. The unaudited pro forma combined condensed financial information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements and:

•
The audited historical financial statements of Tennant, as of and for the year ended December 31, 2016, included in Tennant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017;

•	The audited historical financial statements of IPC, as of and for the year ended December 31, 2016 which are filed as exhibits to this Current Report on Form 8-K.
The unaudited pro forma combined condensed financial information has been prepared using the acquisition method of accounting. The unaudited pro forma combined condensed financial information will differ from our final acquisition accounting for a number of reasons, including the fact that our estimates of fair value are preliminary and subject to change when our formal valuation and other studies are finalized. The differences that will occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying Unaudited Pro Forma Combined Condensed Financial Statements.
The audited historical financial statements of IPC are prepared in accordance with the International Financial Reporting Standards (IFRS) as approved by the European Union, and are denominated in Euros. For purposes of these pro forma combined condensed financial statements, the balance sheet of IPC has been translated to U.S. dollars using a December 31, 2016 foreign exchange rate of $1.054. The income statement has been translated to U.S. dollars using the average foreign exchange rate during 2016 of $1.108. The Unaudited Pro Forma Combined Condensed Financial Statements include the significant adjustments necessary to reflect conversion of IFRS to U.S. Generally Accepted Accounting Principles (U.S. GAAP) basis of presentation.
The unaudited pro forma combined condensed financial information is presented for informational purposes only. It has been prepared in accordance with the regulations of the Securities and Exchange Commission and is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated, nor does it purport to project the future financial position or operating results of the combined company. It also does not reflect any cost savings, operating synergies or revenue enhancements that we may achieve with respect to the combined company nor the costs necessary to achieve those cost savings, operating synergies or revenue enhancements, or integrate the operations of Tennant and IPC.

Tennant Company and Subsidiaries
Unaudited Pro Forma Combined Condensed Balance Sheet
(in thousands)

	For the Year Ended December 31, 2016
	Tennant Company	IPC Group IFRS	US GAAP Adjustments	Note	IPC Group US GAAP	Pro Forma Adjustments	Note	Tennant Company Combined Pro Forma
ASSETS
Current Assets:
Cash and Cash equivalents	$58,033	$9,073	—		$9,073	$(20,127)	(2)	$46,979
Restricted Cash	517	—	—		—	—		517
Receivables:
Trade, less Allowances	145,299	43,770	—		43,770	—		189,069
Other	3,835	702	—		702	—		4,537
Net Receivables	149,134	44,472	—		44,472	—		193,606
Inventories	78,622	39,695	—		39,695	6,874	(3)	125,191
Prepaid Expenses	9,204	—	—		—	190	(4)	9,394
Other Current Assets	2,412	3,461	—		3,461	443	(4)	6,316
Total Current Assets	297,922	96,701	—		96,701	(12,620)		382,003
Property, Plant and Equipment, Net	112,097	55,719	—		55,719	6,000	(5)	173,816
Deferred Income Taxes	13,439	3,382	1,319	(7)	4,701	—		18,140
Goodwill	21,065	76,697	—		76,697	89,716	(6)	187,478
Intangible Assets, Net	6,460	12,613	(5,996)	(7)	6,617	125,108	(9)	138,185
Other Assets	19,054	354	—		354	2,365	(4)	21,773
Total Assets Held for Sale	—	4,180	—		4,180	—		4,180
Total Assets	$470,037	$249,646	$(4,677)		$244,969	$210,569		$925,575
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	3,459	16,033	—		16,033	(19,441)	(10)	51
Accounts Payable	47,408	41,001	—		41,001	—		88,409
Employee Compensation and Benefits	35,997	—	—		—	—		35,997
Income Taxes Payable	2,348	3,696	—		3,696	—		6,044
Other Current Liabilities	43,617	1,509	—		1,509	—		45,126
Total Current Liabilities	132,829	62,239	—		62,239	(19,441)		175,627
Long-Term Liabilities:
Long-Term Debt	32,735	68,802	—		68,802	290,469	(10)	392,006
Employee-Related Benefits	21,134	5,126	—		5,126	—		26,260
Deferred Income Taxes	171	16,121	(354)	(7)	15,767	38,851	(11)	54,789
Other Liabilities	4,625	8,571	—		8,571	—		13,196
Total Long-term Liabilities	58,665	98,620	(354)		98,266	329,320		486,251
Total Liabilities	191,494	160,859	(354)		160,505	309,879		661,878
Shareholders' Equity:
Common Stock	6,633	12,395	—		12,395	(12,395)	(12)	6,633
Additional Paid-in Capital	3,653	42,417	—		42,417	(42,417)	(12)	3,653
Retained Earnings	318,180	31,782	(4,323)	(7)	27,459	(43,042)	(12)	302,597
Noncontrolling Interest	—	4,119	—		4,119	(3,382)	(12)	737
Accumulated Other Comprehensive Loss	(49,923)	(1,926)	—		(1,926)	1,926	(12)	(49,923)
Total Shareholders' Equity	278,543	88,787	(4,323)		84,464	(99,310)		263,697
Total Liabilities and Shareholders' Equity	$470,037	$249,646	$(4,677)		$244,969	$210,569		$925,575
See the accompanying notes to the unaudited pro forma combined financial statements.

Tennant Company and Subsidiaries
Unaudited Pro Forma Combined Condensed Income Statement
(in thousands except shares and per share amounts)

	For the Year Ended December 31, 2016
	Tennant Company	IPC Group IFRS	US GAAP Adjustments	Note	Reclassification Adjustments	Note	IPC Group US GAAP	Pro Forma Adjustments	Note	Tennant Company Combined Pro Forma
Net Sales	$808,572	$206,277	—		$(1,139)	(8)	$205,138	—		$1,013,710
Cost of Sales	456,977	129,666	—		(757)	(8)	128,909	600	(5)	586,486
Gross Profit	351,595	76,611	—		(382)		76,229	(600)		427,224
Operating Expenses
Research and Development	34,738	659	2,888	(7)	—		3,547	—		38,285
Selling and Administrative	248,210	57,296	(2,661)	(7)	860	(8)	55,495	8,704	(16),(13)	312,409
Loss on Sale of Business	149	—	—		—		—	—		149
Total Operating Expense	283,097	57,955	227		860		59,042	8,704		350,843
Profit from Operations	68,498	18,656	(227)		(1,242)		17,187	(9,304)		76,381
Other Income (Expense):
Interest Income	330	58	—		—		58	—		388
Interest Expense	(1,279)	(3,141)	—		—		(3,141)	(15,900)	(17)	(20,320)
Net Foreign Currency Transaction (Losses) Gains	(392)	421	—		—		421	—		29
Other Expense, Net	(666)	(2,241)	—		1,242	(8)	(999)	—		(1,665)
Total Other Expense, Net	(2,007)	(4,903)	—		1,242		(3,661)	(15,900)		(21,568)
Profit before Income Taxes	66,491	13,753	(227)		—		13,526	(25,204)		54,813
Income Tax Expense	19,877	4,281	(63)		—		4,218	(8,527)	(14)	15,568
Net Earnings	46,614	9,472	(164)		—		9,308	(16,677)		39,245
Net Earnings attributable to Noncontrolling Interests	—	546	—		—		546	(383)	(15)	163
Net Earnings attributable to Tennant Company common shareholders	$46,614	$8,926	$(164)		$—		$8,762	$(16,294)		$39,082

Net Earnings Per Share
Basic	$2.66									$2.23
Diluted	$2.59									$2.17

Weighted Average Shares Outstanding
Basic	17,523,267									17,523,267
Diluted	17,976,183									17,976,183
See the accompanying notes to the unaudited pro forma combined financial statements.

Tennant Company and Subsidiaries
Notes to the Unaudited Pro Forma Combined Condensed Financial Statements
(in thousands, except per share amounts)

Note 1 – Preliminary Purchase Price Allocation
The estimated purchase consideration of €330,000 has been allocated to the assets acquired and liabilities assumed as follows:

Total Purchase Price Consideration	$347,754

Current Assets	94,501
Fixed Assets	61,719
Other Assets/Deferred Income Taxes	7,917
Identifiable Intangible Assets	131,725
Total Assets Acquired	295,862

Current Liabilities	46,206
Employee Related Benefits	5,126
Deferred Income Taxes	54,618
Other Liabilities	8,571
Total Liabilities Assumed	114,521

Net Assets Acquired	181,341

Goodwill	$166,413
For purposes of preparing the Unaudited Pro Forma Combined Condensed Financial Statements, certain assets acquired and liabilities assumed have been measured at the estimated fair values as of December 31, 2016. A final determination of fair values will be based on the actual net tangible and intangible assets and liabilities of IPC that will exist on the date of closing of the Acquisition and on our formal valuation and other studies when they are finalized. Accordingly, the fair values of the assets and liabilities included in the table above are preliminary and subject to change pending additional information that may become known for Tennant.
Note 2 – Cash Transactions
The transaction was structured as a cash-free debt-free transaction. The adjustment reflects the elimination of IPC cash of $9,073 from the pro forma statements and the net cash use of $11,054 after debt proceeds are used to acquire the assets and liabilities of IPC, pay down current Tennant debt and settle estimated debt issuance costs.
Note 3 – Inventory Adjustments
Inventories reflect an estimated step-up of $6,874 to record the inventory at its estimated fair value. The inventory step-up is expected to increase Cost of Sales during the first 12 months after close as the inventory is sold. The increase is not reflected in the pro forma income statement as it does not have a continuing impact. To estimate fair value of inventory, we used estimates of selling prices and selling and distribution costs based on historical experience. We assumed replacement value of raw materials was equal to book value for purposes of this valuation.
Note 4 – Debt Issuance and Other Costs
Tennant Company capitalized debt issuance costs associated with the revolver financing in Other Current Assets and Other Assets and amortized the assets over 5 years for the Senior Secured Revolving Credit Facility.
Other Current Assets reflects the portion to be amortized in the next 12 months of $443 and the balance of $1,774 reflected in Other Assets. The remaining debt issuance costs are classified as a reduction to Long Term Debt.

Additionally, Tennant Company acquired Warranty and Indemnity Insurance (W&I Insurance) from AIG Europe Limited to cover against losses related to certain representations and warranties as reflected in the Share Purchase Agreement.
Prepaid Expenses reflects the portion to be amortized in the next 12 months of $190 and the balance of $1,142 is reflected in Other Assets.
Capitalized debt issuance costs of $551 related to Tennant's current debt facility are assumed to be written off from Other Assets for purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet and are included as a reduction to Retained Earnings.
Note 5 – Net Property, Plant and Equipment Adjustments
Property, Plant and Equipment reflects an adjustment of $6,000 to increase IPC's historical PPE net book value to a preliminary fair value estimate. Depreciation Expense adjustments on the pro forma income statement are based on an estimated weighted average useful life of 10 years.
Note 6 – Goodwill Adjustments
Net adjustments totaling $89,716 are comprised of eliminating IPC historical Goodwill of $76,697 and recording the excess of the estimated purchase price consideration over the estimated fair value of net assets acquired of $166,413.
Note 7 – U.S. GAAP Adjustments
Certain adjustments have been recorded to convert IPC historical financial statements from IFRS to U.S. GAAP. Pro forma balance sheet adjustments reflect the expensing of development costs under U.S. GAAP that have been previously capitalized under IFRS. The pro forma balance sheet reflects an adjustment of $5,996 to remove capitalized R&D costs from the pro forma balance sheet as well as related impacts to Deferred Income Tax Assets and Liabilities and related Retained Earnings impact.
The pro forma income statement adjustments reflect expensing of $2,888 of development costs capitalized in FY2016, and elimination of $2,661 of annual amortization expense from the pro forma income statement.
Note 8 – Reclassification Adjustments
Pro forma income statement also reflects adjustments to align classification of certain IPC income statement line items to Tennant's presentation methods.
Note 9 – Intangible Asset Adjustments
The estimated fair values of identifiable intangible assets were prepared using an income valuation approach, which requires a forecast of expected future cash flows either through the use of the relief-from-royalty or the multi-period excess earning method. The estimated useful lives are based on the number of years cash flows are expected to be realized. These estimated fair values are considered preliminary and are expected to change upon completion of the final valuation. Changes in fair values of acquired identifiable intangible assets may be material. The estimated fair values of the identifiable intangible assets, their estimated useful lives and valuation methodology are as follows:

	Fair Value	Useful Life	Valuation Method
Direct Customer Relationships	$69,550	11	Multi-period excess earnings
Distributor Relationships	42,152	13	Multi-period excess earnings
Trade Name	17,915	9	Return on Assets
Technology	2,108	7	Royalty Savings
	$131,725
Pro forma balance sheet includes an adjustment totaling $125,108 that is comprised of eliminating IPC's historical intangible assets of $6,617 and recording $131,725 as a preliminary estimate of the fair values of identifiable intangible assets acquired. Amortization expense related to intangible assets acquired is based on estimated fair value amortized over the respective useful lives. Pro forma income statement adjustments reflect an incremental $8,514 over existing IPC amortization net of development cost amortization for a total pro forma amortization expense of $9,805.
Note 10 – Debt Financing Adjustments
These adjustments reflect the expected debt financing required to fund the acquisition and related transaction costs. For purposes of these Unaudited Pro Forma Combined Condensed Financial Statements, we have assumed that we will complete a debt financing by the time the transaction closes.

Pro forma interest expense is calculated using a blended weighted average interest rate for the $100,000 Senior Secured Term Loan A-1 and the $300,000 Unsecured Senior Notes to be offered of approximately 4.68%. A 0.25% increase or decrease in the blended weighted average interest rate attributable to our long-term debt that is expected to be outstanding after giving effect to the pro forma adjustments would change aggregate pro forma interest expense for the fiscal year ended December 31, 2016 by approximately $1,000.
We have also assumed that Tennant will utilize cross-currency swaps to hedge the foreign currency denominated payments related to an Intercompany Loan Agreement as part of the transaction.
On February 22, 2017, as described in the Form 8-K filed February 28, 2017, in connection with the Share Purchase Agreement, Tennant entered into a Senior Secured Credit Facilities Commitment Letter with JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA (the “Commitment Parties”) (the “Commitment Letter”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a new multi-tranche term loan facility in an amount up to $400,000 and up to $125,000 of a revolving facility, which revolving facility may be up to $200,000 if certain conditions are satisfied, the proceeds of which may be used for (i) the payment of the consideration in respect of the Acquisition, (ii) the repayment in full of all obligations outstanding under Tennant’s existing credit agreement and senior secured promissory notes, (iii) the repayment in full of all indebtedness of IP Cleaning S.p.A. and its subsidiaries, and (iv) the payment of fees and expenses incurred in connection with the foregoing. The agreement for the credit facilities would contain affirmative covenants, negative covenants and events of default, as well as financial covenants, in each case to be negotiated by the parties. The Commitment Letter is subject to various conditions, including closing of the Acquisition.
As discussed above, we expanded the commitments under our existing $125,000 revolving credit facility by $75,000, to $200,000, if certain conditions are satisfied. For purposes of these Unaudited Pro Forma Combined Condensed Financial Statements we have assumed that no draws will be required on the revolving facility at the time the transaction closes. We expect to incur, and thus have assumed the payment of, approximately $2,217 of financing fees associated with the debt financing, which will be amortized over a 5 year period in line with maturity of the debt. These fees are classified as Other Current Assets and Other Assets.
For purposes of these Unaudited Pro Forma Combined Condensed Financial Statements we have assumed that we will need to draw on new multi-tranche term loan facility in an amount up to $400,000. This consists of a $100,000 Senior Secured Term Loan A-1 and a $300,000 Senior Secured Term Loan A-2. The $300,000 Term Loan A-2 will be refinanced by the $300,000 Unsecured Senior Notes. Therefore, we have assumed that the final capital structure will consist of a $100,000 Term Loan A-1 and $300,000 Unsecured Senior Notes.
We expect to incur, and thus have assumed the payment of, approximately $7,994 of financing fees associated with the debt financing, which will be amortized over period of 5 to 8 years in line with the maturity of the debt. These costs have been recorded as a reduction to the carrying value of the Long Term Debt in the Unaudited Pro Forma Combined Condensed Balance Sheet.
In connection with the $300,000 Senior Term Loan A-2 borrowing and refinancing with the $300,000 Unsecured Senior Notes, we have assumed that we will incur $6,350 of fees which, for purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet, has been reflected as a cash payment and reduction to Retained Earnings. These fees have been excluded from the Unaudited Pro Forma Combined Condensed Income Statement as they are non-recurring.
We expect to incur additional transaction costs, including financial and legal advisory fees of approximately $9,264 through the transaction close date. These costs have been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet as a cash payment and reduction to Retained Earnings. These fees have been excluded from the Unaudited Pro Forma Combined Condensed Income Statement as they are non-recurring.
We have assumed that existing debt of IPC will be settled at the date of closing.
Note 11 – Deferred Tax Adjustments
Reflects the estimated deferred tax effects of the estimated fair value adjustment for Identifiable Intangible Assets of $34,905, Inventory of $1,918 and Property, Plant and Equipment of $1,674.
Note 12 – Shareholders' Equity Adjustments
Reflects the elimination of historical IPC shares, Retained Earnings, Noncontrolling Interest and Accumulated Other Comprehensive Loss. Also includes preliminary estimate of adjustments to Retained Earnings from transaction adjustments.
Note 13 – Non-Recurring Costs in Historical Financial Statements of IPC
IPC Selling and Administrative Expense includes non-recurring costs of $4,847 arising from prior acquisitions and corporate restructuring.

Note 14 – Tax Adjustments
For purposes of these Unaudited Pro Forma Combined Condensed Financial Statements, a blended statutory rate of 37.3% has been used for adjustments reported by Tennant Company and a 27.9% statutory rate for adjustments reported by IPC Group for all periods and dates presented. These rates are estimates and do not take into account any possible future tax events that may occur for the combined company.
Note 15 – Noncontrolling Interest Adjustments
Adjustment reflects the required buy out of selected noncontrolling interests prior to transaction close date.
Note 16 – Selling and Administrative Adjustments
Adjustment reflects amortization of intangible assets of $8,514 and amortization of other costs of $190.
Note 17 – Interest Expense Adjustments
Adjustment reflects incremental interest expense of $14,305 assuming $400,000 of debt financing at a weighted average interest rate of 4.68% and amortization of debt issuance costs of $1,595. A 0.25% increase or decrease in the blended weighted average interest expense attributable to our long-term debt that is expected to be outstanding after giving effect to the pro forma adjustments would change aggregate pro forma interest expense for the fiscal year ended December 31, 2016 by approximately $1,000.